Exhibit 10.2

STOCK PURCHASE AGREEMENT

Between

CNS PHARMACEUTICALS, INC., AND

CORTICE BIOSCIENCES, INC.,

Dated: July 29, 2024

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Table of Contents

(continued)

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STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of July 29, 2024, by and among CNS Pharmaceuticals, Inc. a Nevada corporation (“Issuer”), and Cortice Biosciences, Inc., a Delaware corporation (the “Buyer”). The Buyer and Issuer are each sometimes referred to herein individually as a “Party” and together as the “Parties”.

WHEREAS, Buyer desires to purchase from Issuer, and Issuer desires to sell to the Buyer, the Stock Consideration (as defined herein) upon the terms and subject to the conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
DEFINITIONS AND RULES OF CONSTRUCTION

1.1Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” means this Stock Purchase Agreement, as it may be amended from time to time.

“Ancillary Documents” means the License Agreement, in the form attached hereto as Exhibit A, and such other documents being executed and delivered in connection with the Closing as provided in Section 6.1.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York. If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Disclosure Schedule” means the disclosure schedule of even date herewith delivered by Buyer to the Issuer in connection with the execution and delivery of this Agreement.

“Buyer Material Adverse Effect” means any change or effect, event, circumstance, occurrence, state of facts or development that: (a) would reasonably be likely to have a material adverse effect on the business, operations or financial condition of the Buyer, or (b) would prevent the Buyer or Issuer from consummating the Contemplated Transactions; provided, that none of the following events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts shall be taken into account in determining whether there has been or may be a Buyer Material Adverse Effect: (i) any change or development in United States financial or securities markets, general economic or business conditions, or political or regulatory conditions; (ii) any act of war, armed hostilities or terrorism; (iii) any change or development in the pharmaceuticals industry; (iv) any change in Law or GAAP or the interpretation or enforcement of either; (v) any termination or failure to renew by any Governmental Authority of any Permit of the Buyer; (vi) the announcement, execution or consummation of this Agreement or any of the Ancillary Documents or the consummation of any of the Contemplated Transactions; or (vii) any change resulting from the failure of Issuer to reasonably consent to any acts or actions requiring Issuer’s consent under this Agreement and for which the Buyer has sought such consent except, in the case of clauses (iii) or (iv), to the extent such events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts have a materially disproportionate effect on the Buyer (and which such materially disproportionate effect is durationally significant) relative to other Persons engaged in the pharmaceuticals industry.

“Buyer Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization), and Section 3.2 (Authorization and Enforceability).

“Closing” has the meaning set forth in Section 2.1.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Stock Consideration” has the meaning set forth in Section 2.2.

“Contemplated Transactions” means: (a) the transactions contemplated by this Agreement (including the purchase and sale of the Closing Stock Consideration); and (b) the execution and delivery of the Ancillary Documents at the Closing.

“Consent” means any consent, approval, filing, registration, notification, Permit, Order or authorization.

“Contract” means any written agreement, license, contract, arrangement, understanding, obligation or commitment to which a Party is bound.

“Disposition”, “Disposed of”, or “Dispose of” means any sale, contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Issuer Common Stock, including, without limitation: (a) any “short sale,” hedging or similar arrangement; (b) swap; or (c) any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Issuer Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Equity Securities” of any Person means any and all shares of capital stock, warrants or options of such Person, and all securities exchangeable for or convertible or exercisable into, any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Representations” means the Issuer Fundamental Representations and the Buyer Fundamental Representations.

“GAAP” means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States.

“Governing Documents” means, with respect to any particular Person: (a) if a corporation, the articles or certificate of incorporation and the bylaws of such entity; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability Buyer, the articles or certificate of organization or formation and the operating agreement or limited liability Buyer agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of such Person; (f) all equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of such Person or relating to the rights, duties and obligations of the equity holders of such Person; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authority” means any nation or government, any foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court and any official of any of the foregoing.

“Governmental Consents” has the meaning set forth in Section 3.4.

“Issuer” has the meaning set forth in the Preamble.

“Issuer Common Stock” means the common stock, par value $0.001 per share, of Issuer.

“Issuer Disclosure Schedule” means the disclosure schedule of even date herewith delivered by Issuer to the Buyer in connection with the execution and delivery of this Agreement.

“Issuer Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Power); Section 4.2 (Authorization and Enforceability); and Section 4.6 (Brokers or Finders).

“Issuer Material Adverse Effect” means any change or effect, event, circumstance, occurrence, state of facts or development that would prevent Issuer from consummating the Contemplated Transactions; provided, that none of the following events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts shall be taken into account in determining whether there has been or may be a Issuer Material Adverse Effect: (a) any change or development in United States financial or securities markets, general economic or business conditions, or political or regulatory conditions; (b) any act of war, armed hostilities or terrorism; (c) any change or development in the pharmaceuticals industry; (d) any change in Law or GAAP or the interpretation or enforcement of either; (e) the announcement, execution or consummation of this Agreement or any of the Ancillary Documents or the consummation of any of the Contemplated Transactions; (f) any change resulting from the actions or failure to act of the Buyer; or (g) any change resulting from the failure of the Buyer to reasonably consent to any acts or actions requiring the Buyer’s consent under this Agreement and for which Issuer has sought such consent except, in the case of clauses (c) or (d), to the extent such events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts have a materially disproportionate effect on Issuer (and which such materially disproportionate effect is durationally significant) relative to other Persons engaged in the pharmaceuticals industry.

“Laws” means all laws, Orders, statutes, codes, regulations, ordinances, orders, decrees, rules, or other requirements with similar effect of any Governmental Authority.

“Liability” means any liability, obligation, deficiency (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) of every kind and description, including any liability for Taxes, and any liability arising under any Contract or undertaking.

“License Agreement” means the Exclusive License Agreement for TPI-287 between the Buyer and the Issuer.

“Lien” means, with respect to any asset (including any security), any option, claim, mortgage, lien, security interest, pledge, charge or other encumbrance or restrictions of any kind in respect of such asset, other than any license of, option to license, or covenant not to assert claims of infringement, misappropriation or other violation with respect to, intellectual property rights.

“Litigation” any civil, criminal or administrative demand, claim, action, dispute, cause of action, arbitration, audit, hearing, investigation, inquiry, litigation, suit, charge, complaint, grievance, allegation, indictment, assessment, or other proceeding

“Loss” or “Losses” means all claims, losses, liabilities, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees, provided, that: (a) Losses shall not include special damages or punitive damages, in each case if and to the extent incurred by an Indemnified Person (as distinguished from such amounts incurred by a Third Party for which and to whom any Indemnified Person may be responsible under any Laws or under any Contracts providing for any Indemnified Person to provide indemnification of such amounts); and (b) for purposes of computing Losses incurred by an Indemnified Person, there shall be deducted an amount equal to the amount of any insurance proceeds, indemnification payments, contribution payments and reimbursements received by the Indemnified Person, and an amount equal to the amount of any Tax savings realized by the Indemnified Person as a result of the Loss.

“Order” means all judgments, orders, writs, injunctions, decisions, rulings, decrees, settlement agreements, consent agreements and awards of any Governmental Authority.

“Permit” means any license, permit, registration, variance, exemption, consent, waiver, authorization, right, certificate, franchise, order or approval, qualification, or similar document or authority, and all pending applications therefor or renewals thereof.

“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Post-Closing Stock Consideration” means any newly issued shares of Issuer Common Stock to be issued to the Buyer pursuant to the terms of the License Agreement.

“Proxy Statement” means the proxy statement filed by Issuer with respect to the Shareholder Meeting for the purpose of soliciting proxies from Issuer shareholders to approve the NASDAQ Proposal.

“Registration Rights Agreement” means the Registration Rights Agreement to be executed at Closing by and between Issuer and Buyer .

“SEC” means the US Securities and Exchange Commission.

“Stock Consideration” means, collectively, the Closing Stock Consideration and the Post-Closing Stock Consideration.

“Tax” or “Taxes” means any U.S. federal, state, local or non-U.S. income, profits, franchise, gross receipts, license, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, social security (or similar), disability, use, property, withholding, excise production, registration, value added, occupancy, Transfer Taxes, alternative or add-on minimum, estimated, or other tax, duties or assessment of any nature whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

“Third Party” means a Person other than Buyer and its Affiliates and Issuer and its Affiliates.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Contemplated Transactions (including any transfer or similar Tax imposed by any Governmental Authority).

1.2Rules of Construction.

Unless the context otherwise requires:

(a)A capitalized term has the meaning assigned to it;

(b)An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)Any reference in this Agreement or any Ancillary Document to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment of, any legislative provision substituted therefor, and all regulations and statutory instruments issued thereunder or pursuant thereto.

(d)References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(e)References to Articles and Sections and Exhibits shall refer to articles and sections and exhibits of this Agreement, unless otherwise specified;

(f)The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision thereof;

(g)The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement; and

(h)All monetary figures shall be in United States dollars unless otherwise specified; and

(i)References to “including” in this Agreement means “including, without limitation,” whether or not so specified.

Article II
PURCHASE AND SALE; CLOSING

2.1Closing.

The closing of the transactions contemplated by this Agreement (including the execution and delivery of the License Agreement and the Ancillary Documents) (the “Closing”) will take place over ZOOM at 4:00 P.M. NYC time on or before the fifth Business Day immediately following the day on which the last of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived in accordance with this Agreement, or on such other date as Issuer and Buyer’s Representative may otherwise agree, with delivery of documents to be made by hand or over night mail in advance or by electronic delivery, as appropriate. The day on which the Closing actually occurs is referred to herein as the “Closing Date.”

2.2Purchase and Sale.

(a)Subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations, warranties, and covenants of the Issuer contained in this Agreement, at the Closing, Buyer shall purchase from Issuer, and Issuer shall issue and sell transfer and assign to Buyer, 573,368 newly issued shares of the Issuer Common Stock at the Closing (the “Initial Closing Stock Consideration”), and 43,330 newly issued shares of the Issuer Common Stock upon, and subject to, the receipt of the approval of the NASDAQ Proposal (the “Subsequent Closing Stock Consideration” and together with the Initial Closing Stock Consideration, the “Closing Stock Consideration”).

(b)The specific number, class and issuer of any Stock Consideration to be issued pursuant to this Agreement and/or the License Agreement will be appropriately and equitably adjusted to reflect any stock split or combination, dividend, reorganization, reclassification, recapitalization, merger, business combination, exchange or readjustment of shares, or other similar event.

2.3Transactions at the Closing.

(a)At the Closing, Issuer shall deliver to Buyer full and complete documentation evidencing the issuance to Buyer of the Closing Stock Consideration, which shall be in book-entry form, including all other documents and instruments of issuance or transfer necessary to vest in the Buyer with all of the right, title and interest in and to the Closing Stock Consideration as of the Closing Date, free and clear of all Liens, other than restrictions expressly provided under this Agreement and/or under applicable Laws.

2.4Issuance of Post-Closing Stock Consideration under the License Agreement.

(a)All Post-Closing Stock Consideration to be issued under the License Agreement shall be issued in shares of Issuer Common Stock of the same class and series, and having the same rights, as the Closing Stock Consideration.

(b)At the time of the issuance of any Post-Closing Stock Consideration: (i) Issuer shall deliver to Buyer full and complete documentation evidencing the issuance thereof to Buyer, which shall be in book-entry form, including all other documents and instruments of issuance or transfer necessary to vest in the Buyer with all of the right, title and interest in and to such shares as of the date of issuance, free and clear of all Liens, other than restrictions expressly provided under this Agreement and/or under applicable Laws; and (ii) each of the representations and warranties of the Issuer as set forth in Article IV hereof shall be true and correct as of the time of such issuance, and an authorized executive officer of the Issuer shall execute and deliver to Buyer an officer’s certificate so certifying.

Article III
REPRESENTATIONS AND WARRANTIES OF THE BUYER

Except as set forth in the Buyer Disclosure Schedule (it being agreed that any matter disclosed in the Buyer Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent), Buyer hereby represents and warrants to Issuer as follows:

3.1Organization and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Section 3.1 of the Buyer Disclosure Schedule lists all jurisdictions in which the Buyer is qualified to do business. The Buyer is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or in good standing would not, individually or in the aggregate, have a Buyer Material Adverse Effect. Prior to the date of this Agreement, Buyer has delivered or made available to Issuer accurate and complete copies of its Governing Documents.

3.2Authorization and Enforceability.

(a)The Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by its board of directors and no other corporate action on the part of the Buyer is necessary to authorize the execution and delivery by the Buyer of this Agreement and each of the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and each of the Ancillary Documents to which the Buyer is a party have been duly executed and delivered by the Buyer and, assuming due and valid execution and delivery hereof and thereof by each other Party thereto, are valid and binding obligations of the Buyer, enforceable against it in accordance with their respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)Except for matters specifically described in this Agreement, neither the execution, delivery or performance by the Buyer of this Agreement and each of the Ancillary Documents to which it is a party nor the consummation by the Buyer of the transactions contemplated hereby or thereby will: (i) violate or conflict with any provision of any Governing Document of the Buyer; (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien upon any Equity Security or asset or property of the Buyer under any of the terms, conditions or provisions of, any material Contract to which the Buyer is a party or by which the Buyer or any of its properties or assets may be bound; (iii) violate any Law or (iv) require on the part of the Buyer any Consent from any Governmental Authority.

3.3No Violation. The execution and delivery by the Buyer, of this Agreement and the Ancillary Documents to which the Buyer is a party, the performance by the Buyer of its obligations under this Agreement and the Ancillary Documents to which it is a party, and the consummation by the Buyer of the transactions contemplated hereby and thereby will not: (a) conflict with or violate any Governing Document of the Buyer; and (b) assuming that all Consents, approvals and authorizations contemplated by Section 3.4 have been obtained and all filings described therein have been made, conflict with or violate any Law applicable to the Buyer or by which its or any of their respective properties is bound or affected.

3.4Governmental Authorizations and Consents. No Consent from any Governmental Authority (“Governmental Consents”) is required to be obtained or made by the Buyer in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any Ancillary Documents to which the Buyer is, or is to be, a party or the consummation by the Buyer of the transactions contemplated hereby and thereby.

3.5Buyer Status.

(a)Buyer is, and on each date on which any Stock Consideration is or will be issued will be, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended.

(b)Buyer has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Issuer and has so evaluated the merits and risks of such investment. Buyer is able to bear the economic risk of an investment in the Issuer and, at the present time, is able to afford a complete loss of such investment.

Article IV
REPRESENTATIONS AND WARRANTIES OF ISSUER

Except as set forth in the Issuer Disclosure Schedule (it being agreed that any matter disclosed in the Issuer Disclosure Schedule with respect to any section of this Agreement shall be deemed to have been disclosed with respect to any other section to the extent the applicability thereto is reasonably apparent), Issuer hereby represents and warrants to Buyer as follows:

4.1Organization and Power. Issuer is a corporation duly incorporated, validly existing and in good standing under the Laws of the state of Nevada and has full power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2Authorization and Enforceability. The execution and delivery of this Agreement and the Ancillary Documents to which Issuer is a party, the performance by Issuer of its obligations under this Agreement and the Ancillary Documents to which it is a party, and the consummation by Issuer of the transactions contemplated hereby and thereby have been duly authorized by Issuer, and no other corporate proceedings on the part of Issuer (including, without limitation, any shareholder vote or approval) are necessary to authorize the execution and delivery of this Agreement and the Ancillary Documents to which Issuer is a party, the performance by Issuer of its obligations under this Agreement and the Ancillary Documents to which it is a party, or the consummation by Issuer of the transactions contemplated hereby and thereby. This Agreement is, and each of the Ancillary Documents to be executed and delivered at the Closing by Issuer will be at the Closing, duly authorized, executed and delivered by Issuer and constitute, or as of the Closing Date will constitute, valid and legally binding agreements of Issuer enforceable against Issuer, in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

4.3No Violation. The execution and delivery by Issuer of this Agreement and the Ancillary Documents to which Issuer is a party, the performance by Issuer of its obligations under this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or violate any provision of the Issuer’s Governing Documents; or (b) assuming that all consents, approvals and authorizations contemplated by Section 5.3 have been obtained and all filings described therein have been made, conflict with or violate in any material respect any Law applicable to Issuer or by which its properties are bound or affected.

4.4Governmental Authorizations and Consents. No Governmental Consents are required to be obtained or made by Issuer in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any Ancillary Documents to which Issuer is, or is to be, a party, or the consummation by Issuer of the transactions contemplated hereby and thereby. All representations, warranties, statements or other communications, whether express or implied, made by Issuer to any Governmental Authority in connection with any Governmental Consents shall be true and correct.

4.5Litigation. There is no Litigation pending or, to the knowledge of Issuer, threatened against or involving Issuer which questions the validity of this Agreement or any of the Ancillary Documents to which it is a party or seeks to prohibit, enjoin or otherwise challenge Issuer’s ability to consummate the Closing.

4.6Capitalization & Valid Issuance of Stock Consideration.

(a)As of the date hereof, the authorized capital stock of the Company consists of: (i) 300,000,000 shares of Common Stock, par value $0.001 per share, of which 2,868,274 shares are issued and outstanding (the “Common Stock”); and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which zero (0) are issued and outstanding (the “Preferred Stock”). In addition, as of the date hereof, there are warrants to purchase 3,880,422 shares of Common Stock (the “Warrants”), options to purchase 12,177 shares of Common Stock (the “Options”) and 6,052 restricted stock units issued and outstanding (the “RSUs” and, collectively, with the Common Stock, Preferred Stock, Warrants and Options, the “Shares”). The Common Stock, Preferred Stock, Warrants, Options and RSUs constitute all of the issued and outstanding equity interests of the Company.

(b)Except as set forth in Section 4.6(a), there are no existing options, warrants, calls, rights, subscriptions, arrangements, claims, commitments (contingent or otherwise) or other agreements of any character to which the Company is a party, or is otherwise subject, requiring, and there are no securities of the Company outstanding which, upon conversion, exercise or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other securities of the Company convertible into, exchangeable or exercisable for or evidencing the right to subscribe for or purchase capital stock or any other securities of the Company. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company.

(c)The Company has reserved 69,979 shares of Common Stock to be issued upon exercise of options or vesting of RSUs to be granted under the Company’s equity incentive plan and 18,229 shares of Common Stock to be issued upon exercise of options or vesting of RSUs currently outstanding under the Company’s equity incentive plan as set forth in Section 4.6(a). Except as set forth in Section 4.6(a), there are no agreements, arrangements or understandings between the Company (or to which the Company is subject), or any other Person relating to the issuance, sale, redemption, transfer, acquisition or other disposition or the registration of the Shares.

(d)When issued and delivered in accordance with the terms hereof or the terms of the License Agreement, as applicable, the Closing Stock Consideration or Post-Closing Stock Consideration, as applicable, shall be duly authorized, validly issued, fully paid and nonassessable, free from any liens, encumbrances or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights.

4.7Public Filings.

(a)All filings made by the Issuer with any Governmental Authority prior to the date hereof are true and correct in accordance with all applicable laws, rules, and regulations as of the date hereof. All filings made by the Issuer with any Governmental Authority after the date hereof shall be true and correct in accordance with all applicable laws, rules, and regulations as of the date of issuance of any Stock Consideration, whether issued pursuant to this Agreement or the License Agreement.

(b)The Issuer has filed or furnished the SEC with all forms, documents and reports required to be filed or furnished by it with the SEC (such forms, documents and reports filed with the SEC, including any amendments or supplements thereto and any exhibits or other documents attached to or incorporated by reference therein, the “Issuer SEC Documents”). As of their respective dates, the Issuer SEC Documents complied in all material respects with the requirements of the securities laws of the United States, and the applicable rules and regulations promulgated thereunder, and none of the Issuer SEC Documents at the time it was filed (or, if amended or supplemented, as of the date of the last amendment or supplement made prior to the date of the execution of this Agreement), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading.

(c)The financial statements (including all related notes) of the Issuer included in the Issuer SEC Documents fairly present in all material respects the consolidated financial position of the Issuer as at the respective dates thereof and its statements of operations and statements of cash flows for the respective periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, none of which would have an Issuer Material Adverse Effect, to the absence of notes and to any other adjustments described therein, including in any notes thereto) in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form or other rules under the Exchange Act).

Article V
COVENANTS

5.1Public Announcements. The initial press release regarding this Agreement and the Contemplated Transactions shall be made at such time and in such form as Issuer and Buyer agree, provided, that in the event that the Parties cannot agree, either Party shall be permitted to make any disclosure required by Law. Prior to the Closing, none of Issuer or Buyer will issue or make any subsequent press release or public statement with respect to this Agreement or the Contemplated Transactions without the prior consent of the other, except as may be required by Law; provided, that the Party proposing to issue any press release or similar public announcement or communication in compliance with any such disclosure obligations shall use commercially reasonable efforts to consult in good faith with the other Party before doing so.

5.2Lock-Up and Registration. For a period of: (a) six (6) months from the Closing Date (solely with respect to the Closing Stock Consideration); and (b) six (6) months from the date of issuance of any Post-Closing Stock Consideration (solely with respect to the shares then being issued as Post-Closing Stock Consideration, it being agreed by the Parties that, under this Agreement, stock shall be deemed to be Disposed of on a first in, first out basis), without the prior written approval of Issuer, Buyer shall not Dispose of: (i) any of the Closing Stock Consideration or Post-Closing Stock Consideration, as applicable, together with any shares of Issuer Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; and (ii) any Issuer Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange.

The Issuer will: (A) provide the Buyer the opportunity to participate in: (x) any stock registration conducted by the Issuer under the Securities Act of 1933, as amended, subject to cutbacks by any underwriter; and (y) in any shelf registration conducted by the Issuer; and (B) as demanded by the Buyer from time to time, cause the filing and continued effectiveness of a shelf registration statement with respect to Closing Stock Consideration and Post-Closing Stock Consideration acquired by the Buyer. The Buyer will be responsible for any sales commissions or underwriting fees applicable to the sale of any such shares. The Issuer will also provide to the Buyer the opportunity to join as a party with respect to any of the Closing Stock Consideration and the Post-Closing Stock Consideration, any registration rights agreement to be entered into by the Issuer in the future, on a pari passu basis with the other parties thereto, and in connection therewith will provide to the Buyer a copy of the final version of that agreement at least six (6) Business Days before its execution (and to the extent the Buyer determines to join in such registration rights agreement, it shall be provided with the opportunity to execute that agreement substantially contemporaneously with the time it is being executed by the other parties thereto).

5.3Solicitation of Issuer Stockholder Approvals.

(a)In connection with the Issuer’s 2025 annual meeting of shareholders, Issuer shall prepare and cause to be filed with the SEC a Proxy Statement with respect to approval of, among other items, the issuance of the Subsequent Closing Stock Consideration and the Post-Closing Stock Consideration in accordance with the rules of NASDAQ (the “NASDAQ Proposal”). Each of Issuer and the Buyer shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Proxy Statement. Issuer will cause the Proxy Statement to be mailed to stockholders of Issuer and shall bear all fees and expenses incurred in connection with the preparation and filing of the Proxy Statement. If such approval by stockholders is not then obtained, the Issuer agrees to hold additional meetings every three months until the NASDAQ Proposal is approved.

(b)The Issuer shall use its best efforts to solicit its stockholders’ approval of the NASDAQ Proposal, including, without limitation, by causing: (i) the Issuer’s Board of Directors to recommend to the stockholders of the Issuer that they approve such resolutions (it being represented and warranted by the Issuer that the Board of Directors has already approved and authorized such recommendation); (ii) its officers and directors who hold shares of Issuer Common Stock to be present, either in person or by proxy, at the stockholder meeting for quorum purposes; and (iii) such officers and directors to vote their respective shares of Issuer Common Stock in accordance with the Issuer’s Board of Directors recommendation. The Issuer shall be obligated to use its reasonable best efforts to obtain stockholder approval of the NASDAQ Proposal.

Article VI
CONDITIONS TO CLOSING

6.1Conditions to All Parties’ Obligations.

The obligations of the Parties to consummate the Closing are subject to the fulfillment prior to or at the Closing of each of the following conditions (any or all of which may be waived by the Parties):

(a)No Injunction. No Governmental Authority or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, Order or other notice (whether temporary, preliminary or permanent) (collectively, the “Restraints”), in any case which is in effect and which prevents or prohibits consummation of the Closing; provided, that each of the Parties shall use its commercially reasonable efforts to cause any such Restraint to be vacated or lifted; and

(b)Delivery. Each of the Parties shall have executed and delivered to one another all of the Ancillary Documents.

6.2Conditions to Issuer’s Obligations.

The obligations of the Issuer to consummate the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Issuer):

(a)Representations and Warranties. The representations and warranties made by the Buyer (other than the Buyer Fundamental Representations) shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on the Closing Date, except to the extent any such representations and warranties addressed matters as of an earlier date (in which case such representations and warranties shall be so true and correct only as of such earlier date) (and all materiality qualifiers (including Buyer Material Adverse Effect) in such representations and warranties shall be disregarded for purposes of this Section 6.2(a) to prevent an unintended double materiality standard). The Buyer Fundamental Representations shall be true and correct in all material respects as though made as of the date hereof and as of the Closing Date, as though made on the Closing Date, except to the extent any such Buyer Fundamental Representations addressed matters as of an earlier date (in which case such Buyer Fundamental Representations shall be so true and correct only as of such earlier date).

(b)Performance. The Buyer shall have performed or complied with all obligations and covenants hereunder required to be performed or complied with by the Buyer at or prior to the Closing Date.

(c)Deliveries. Buyer, shall have delivered to Issuer a certificate executed by Buyer, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.2(a) and (b) have been satisfied;

6.3Conditions to Buyer’s Obligations.

The obligations of Buyer to consummate the Closing are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by Buyer):

(a)Representations and Warranties. The representations and warranties made by the Issuer (other than the Issuer Fundamental Representations) shall be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made on the Closing Date, except to the extent any such representations and warranties addressed matters as of an earlier date (in which case such representations and warranties shall be so true and correct only as of such earlier date) (and all materiality qualifiers (including Issuer Material Adverse Effect) in such representations and warranties shall be disregarded for purposes of this Section 6.3(a) to prevent an unintended double materiality standard). The Issuer Fundamental Representations shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on the Closing Date, except to the extent any such Issuer Fundamental Representations addressed matters as of an earlier date (in which case such Issuer Fundamental Representations shall be so true and correct only as of such earlier date).

(b)Performance. The Issuer shall have performed or complied with all obligations and covenants hereunder required to be performed or complied with at or prior to the Closing Date.

(c)Deliveries. The Issuer shall have delivered to Buyer:

(i)a certificate executed by Buyer’s Representative on behalf of Buyer, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.3(a) and (b) have been satisfied; and

(ii)a certificate executed by issuer certifying as of the Closing Date: (A) a true and complete copy of the Governing Documents of the Issuer; (B) true and complete copies of the resolutions of the board of directors of the Issuer authorizing the execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated by this Agreement; and (C) incumbency matters; and

(iii)a certificate of the Secretary of State or other applicable Governmental Authority certifying the good standing of the Issuer in its jurisdiction of organization as of a date within seven days of the Closing Date.

Article VII
INDEMNIFICATION; SURVIVAL

7.1Indemnification. Each Party agrees to indemnify, defend, and hold the other Party and its and its Affiliates, officers, directors, and employees (each an “Indemnified Person”) harmless from and in respect of any and all Losses, that any of them may incur arising out of, in connection with, relating to or caused by any breach of its representations, warranties covenants or agreements set forth in this Agreement.

7.2Interest. In addition to any payment required under Section 7.1 (an “Indemnification Payment”), the payor shall also be required to pay to the Indemnified Person entitled to such Indemnification Payment, an additional amount equal to interest on such Indemnification Payment accruing at a rate of 10% per annum (pro-rated per day for any partial period) beginning on the 20th Business Day following the date on which both: (a) such Loss has occurred; and (b) demand for payment in respect thereof in accordance with the terms of this Agreement has been made, through the date of such payment, but only if and to the extent that such Indemnification Payment is required to be paid hereunder.

Article VIII
TERMINATION

8.1Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated, and the transactions contemplated herein may be abandoned at any time prior to the Closing Date by the mutual written consent of the Parties.

8.2Effect of Termination. If this Agreement is terminated then the transactions contemplated hereby are and shall be deemed to be, abandoned and this Agreement and all rights and obligations of the Parties hereunder shall terminate without any Liability hereunder of any Party to any other Party, except for the rights, obligations and terms contained in Article IX.

Article IX
MISCELLANEOUS

9.1Amendment. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement of the Issuer and the Buyer with respect to any of the terms contained herein.

9.2Expenses. All fees and expenses incurred in connection with this Agreement and the Ancillary Documents shall be paid by the Party incurring such expenses, whether or not the transactions contemplated hereby and thereby are consummated.

9.3Notices. All notices, consents and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing, and delivery shall be deemed sufficient and shall be deemed to have been duly given as follows: (a) on the actual date of service if delivered personally; (b) at the time of receipt of confirmation by the transmitting Party if by facsimile transmission (provided that no delivery failure message is received by the sender); (c) at the time of receipt if given by electronic mail to the e-mail addresses set forth in this Section 9.3 (provided that no delivery failure message is received by the sender); or (d) on the day after delivery to a nationally recognized overnight courier service during its business hours or the Express Mail service maintained by the United States Postal Service during its business hours for overnight delivery against receipt, and properly addressed as set forth in this Section 9.3:

if to Issuer, to:

CNS Pharmaceuticals, Inc.

2100 West Loop South, Suite 900

Houston, Texas 77027

Attention: CEO

Telephone No.: (800) 946-9185

E-mail: Notices@CNSPharma.com

with a copy (which copy shall not constitute notice hereunder) to:

ArentFox Schiff LLP
1717 K Street, NW
Washington, DC 20006
E-mail: cavas.pavri@afslaw.com
Facsimile No.: (202) 857-6395
Attention: Cavas Pavri, Esq.; and

if to Buyer, to:

Cortice Biosciences

1345 Avenue of the Americas

42nd Floor

New York, NY 10105

Attn: Michael Weiser/Jason Stein

Email: mweiser@actin.com

Cc:jstein@actin.com

With a copy (which copy shall not constitute notice hereunder) to:

O’Melveny & Myers LLP

Two Embarcadero Center, 28th Floor

San Francisco, CA 94111

Attention: Geoff Kuziemko

Email: gkuziemko@omm.com

Any Party may change its address or other contact information for notice by giving notice to each other Party in accordance with the terms of this Section 9.3. In no event shall delivery to a copied Person alone constitute delivery to the Party represented by such copied Person.

9.4Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

9.5Entire Agreement. This Agreement (including the Buyer Disclosure Schedule, the Issuer Disclosure Schedule, and the other documents and the instruments referred to herein) and the Ancillary Documents constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and the Ancillary Documents. Any confidential information that is disclosed by one Party to another Party under this Agreement will be governed by the confidentiality and non-use clauses of the License Agreement.

9.6Severability. Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law; (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied: (i) to other Persons or circumstances; or (ii) in any other jurisdiction; and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

9.7Cumulative Remedies; No Waiver. Except as specifically set forth herein, including Section 9.16 below, the rights and remedies of the Parties to this Agreement are cumulative and not alternative. No failure or delay on the part of any Party in exercising any right, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. To the maximum extent permitted by Law: (a) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the Party or Parties against whom the waiver is to be effective; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

9.8Parties in Interest; Limitation on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the Parties hereto and their respective legal representatives, successors and assigns, Indemnified Persons, and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a Third Party beneficiary or otherwise.

9.9Assignability. Neither this Agreement nor any rights or obligations hereunder may be assigned by Issuer without the prior written consent of Buyer. The assignment by Buyer of it this agreement will not relieve Buyer of its obligations hereunder without the prior written consent of the other Parties hereto.

9.10Disclosure Schedules. The information set forth in the Buyer Disclosure Schedule and the Issuer Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any Party hereto to any Third Party of any matter whatsoever, including any violation of Law or breach of any Contract. The Buyer Disclosure Schedule and the Issuer Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of the Buyer and Issuer, respectively, contained in this Agreement. Nothing in the Buyer Disclosure Schedule or the Issuer Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or create any covenant. Matters reflected in the Buyer Disclosure Schedule and the Issuer Disclosure Schedule are not necessarily limited to matters required by the Agreement to be reflected in the Buyer Disclosure Schedule and the Issuer Disclosure Schedule, respectively. Such additional matters are set forth for informational purposes and do not necessarily include other matters of a similar nature.

9.11Jurisdiction; Court Litigations; Waiver of Jury Trial; Service of Process.

(a)Court Proceedings; Jurisdiction. For the purpose of any Litigation each of the Parties submits to the exclusive jurisdiction of any state or federal court sitting in Delaware in any such Litigation, agrees that all claims in respect of any such Litigation may be heard and determined in any such court and agrees not to bring any action or Litigation arising out of or relating thereto in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any such Litigation so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto.

(b)WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, WHICH CANNOT BE WAIVED, FOR ANY LITIGATION WHICH IS PERMITTED UNDER THIS AGREEMENT TO BE FILED IN A COURT, EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN SUCH LITIGATION, INCLUDING LITIGATION TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, CONSENT, WAIVER, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH ANY OF THEM OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. EACH PARTY AGREES THAT IN ANY SUCH LITIGATION, THE MATTERS SHALL BE TRIED TO A COURT AND NOT TO A JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS (a).

(c)Service of Process. Each Party irrevocably consents to the service of summons and complaint and any other process outside the territorial jurisdiction of the courts referred to in Section 9.11(a) hereof in any Litigation by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 9.3 hereof (except that email shall not be a permitted delivery means pursuant to this Section 9.11(c)). Nothing herein shall affect the right of any Party to serve process in any other manner permitted by applicable Law.

9.12Recovery of Fees by Prevailing Party. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the Party which does not prevail in such litigation, as determined by the court in a final judgment or decree, shall pay to the prevailing Party all costs, expenses and reasonable attorneys’ fees incurred by the prevailing Party, including such costs, expenses and fees of any appeals. If the prevailing Party shall recover judgment in any action or proceeding, its costs, expenses and attorneys’ fees shall be included as part of such judgment.

9.13No Other Duties. The only duties and obligations of the Parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, Law or equity, or under any principle of fiduciary obligation.

9.14Reliance on Counsel and Other Advisors. Each Party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each Party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

9.15Remedies. Subject to Section 9.16, all remedies, either under this Agreement or by Law or otherwise afforded to the Parties hereunder, shall be cumulative and not alternative, and any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of this Agreement and to exercise all other rights granted by Law, equity or otherwise.

9.16Post Closing Specific Performance. The Parties agree that irreparable damage would occur in the event that, after the Closing, any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement, but only following the Closing (but not before) by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy. Each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement. Each Party further agrees that, in the event of any such action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate or that the consideration reflected in this Agreement was inadequate or that the terms of this Agreement were not just and reasonable.

9.17Counterparts. This Agreement may be executed in multiple original, PDF or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall be considered one and the same agreement. Each executed signature page to this Agreement and to each agreement and certificate delivered by a Party pursuant to this Agreement may be delivered by any of the methods described in Section 9.3 hereof, including via facsimile or e-mail, provided that such delivery is effected in accordance with the notice information provided for in Section 9.3 hereof. In the event that any signature to this Agreement or any agreement or certificate delivered pursuant hereto, or any amendment thereof, is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No Party shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver any such signature page or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

9.18Further Assurance. If at any time after the Closing any further action is necessary or desirable to fully effect the Contemplated Transactions, each of the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

9.19Securities Filings. In the event either Party proposes to file with the SEC or the securities regulators of any state or other jurisdiction: (a) any registration statement or any other disclosure document which describes or refers to the terms and conditions of this Agreement; (b) a copy of this Agreement; or (c) a request for confidential treatment of this Agreement, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant portions of the proposed filing and any related correspondence and/or memorandum, and shall use commercially reasonable efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information (as defined in the License Agreement) which it is advised by counsel is legally required to be disclosed or required to be disclosed. No such notice shall be required under this Section 9.19 if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved by the other Party.

Signature page follows.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

CORTICE BIOSCIENCES, INC.

By:	/s/ Michael Weiser Name: Michael Weiser Title: Director

CNS PHARMACEUTICALS, INC.

By:	/s/ John Climaco Name: John Climaco Title: Chief Executive Officer

Exhibit A

License Agreement

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